                                                                     Exhibit 3.3


                                NORWEST CORPORATION
                       (to be renamed Wells Fargo & Company)
                        ___________________________________

                            CERTIFICATE OF DESIGNATIONS
                           Pursuant to Section 151 of the
                  General Corporation Law of the State of Delaware
                        ___________________________________

                ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES B
                                 (Without Par Value)
                         __________________________________


     NORWEST CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation (the "Board"), pursuant to authority conferred upon the Board by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of up to 20,000,000 shares of Preferred Stock, without par value (the "Preferred Stock"), at a meeting of the Board duly held on July 28, 1998:

     RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Corporation is hereby authorized, and the number, designation, powers, preferences, and relative, participating, optional, and other rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, as amended, are hereby fixed as follows:
     ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES B

1.   DESIGNATION.

     1,500,000 shares of the preferred stock, without par value, of the Corporation ("Preferred Stock") are hereby constituted as a series of Preferred Stock designated as Adjustable Rate Cumulative Preferred Stock, Series B (hereinafter called "Series B Preferred Stock" or, sometimes, "New Series B Preferred Stock"). The number of shares of Series B Preferred Stock may not be increased but may be decreased by a resolution duly adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof), but not below the number of shares of Series B Preferred Stock then outstanding.

     Shares of New Series B Preferred Stock shall be issued upon conversion of shares of Adjustable Rate Cumulative Preferred Stock, Series B of Wells Fargo & Company ("Old Series B Preferred Stock") upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of June 7, 1998 between the Corporation and Wells Fargo & Company (the "Merger Agreement").

2.   DIVIDENDS.

     (a) The holders of shares of Series B Preferred Stock shall be entitled to receive cash dividends, when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors"), out of funds legally available for that purpose, from the date of original issuance to and including the 15th day of the immediately following February, May, August or November, whichever month firsts follows the date of original issue (the "Initial Dividend Period"), and thereafter for each dividend period commencing on February 16, May 16, August 16 and November 16 and ending on and including the day next preceding the first day of the next dividend period (the Initial Dividend Period and each of such other periods herein referred to as a "Dividend Period") at a rate for each Dividend Period at a rate per annum applied against $50.00 per share equal to the Applicable Rate (as defined in Section 3) in respect of such Adjustable Dividend Period. The amount of dividend per share payable for the Initial Dividend Period shall equal the dividend per share payable for a full Dividend Period less the dividend per share payable for the partial dividend period for the Old Series B Preferred Stock occurring prior to conversion of the Old Series B Preferred Stock into New Series B Preferred Stock pursuant to the Merger Agreement (the "Final Old Series B Dividend Period"), such that the dividends per share payable for the Final Old Series B Dividend Period and the Initial Dividend Period collectively equal the dividend payable per share for a full Dividend Period. The amount of dividend per share payable for any portion of a Dividend Period (other than the Initial Dividend Period) less than a full Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. The amount of dividend per share payable for each full Dividend Period shall be computed by dividing the annual dividend rate for each Dividend Period by four and applying such resulting rate against $50.00 per share. Dividends shall be payable when and as declared by the Board of Directors, out of funds legally available therefor, on February 15, May 15, August 15 and November 15 of each year, commencing on the final day of the Initial Dividend Period to holders of record on such respective dates not exceeding 30 days preceding the payment date thereof as may be determined by the Board of Directors in advance of such payment date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as may be fixed by the Board of Directors. No dividends shall be declared on any other series or class or classes of preferred stock ranking on a parity (as that term is defined in Section 8(d)) with the Series B Preferred Stock as to dividends in respect of any dividend period unless there shall likewise be or have been declared on all shares of Series B Preferred Stock at the time outstanding like dividends for all Dividend Periods coinciding with or ending before such dividend period, ratably in proportion to the respective dividend rates fixed for all such other series or class or classes of preferred stock and the Series B Preferred Stock. Dividends shall be cumulative and will accrue on each share of Series B

Preferred Stock from the date of original issuance thereof. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

     (b) If dividends at the rate per share set out in Section 2(a) for any Dividend Period shall not have been declared and paid or set apart for payment on all outstanding shares of Series B Preferred Stock for such Dividend Period and all preceding Dividend Periods from and after the date of issue thereof, then, until the aggregate deficiency shall be declared and fully paid or set apart for payment, the Corporation shall not (i) declare or pay or set apart for payment any dividends or make any other distribution on the common stock, $1-2/3 par value per share, of the Corporation ("Common Stock") or any other capital stock of the Corporation ranking junior to the Series B Preferred Stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation (which for all purposes of this resolution shall mean any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary) (the Common Stock and such other stock being herein referred to as "Junior Stock"), other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock, or (ii) make any payment on account of the purchase, redemption or other retirement of any Junior Stock.

3.   APPLICABLE RATE.

     Except as provided below in this paragraph, the "Applicable Rate" for any Dividend Period shall be (a) 76% of (b) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate (each as hereinafter defined) for the Dividend Period. If the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be 76% of the higher of whichever of such rates can be so determined. If the Corporation determines in good faith that none of such rates can be determined for any Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period. Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period shall in no event be less than 5.50% per annum or greater than 10.50% per annum.

     Except as provided below in this paragraph, the "Treasury Bill Rate" for each Dividend Period shall be the arithmetic average of the two weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, published by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the February 15, May 15, August 15 and November 15, as the case may be, prior to the Dividend Period for which the dividend rate on the Series B Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum market discount rates
(or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for all the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend
Period as provided above in this paragraph, the Treasury Bill Rate for such Adjustable Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable, interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

     Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), published by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the February 15, May 15, August 15 and November 15, as the case may be, prior to the Dividend Period for which the dividend rate on the Series B Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

     Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), published by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the February 15, May 15, August 15 and November 15, as the case may be, prior to the Dividend Period for which the dividend rate on the Series B Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), published during such Calendar Period by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

     The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

     The Applicable Rate with respect to each Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Dividend Period to which it applies and will cause notice of such Applicable Rate to be included with the dividend payment checks next mailed to the holders of the Series B Preferred Stock.

     For purposes of this Section, the term

               (i)     "Calendar Period" shall mean 14 calendar days;

               (ii) "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

               (iii) The weekly per annum market discount rate for three month U.S. Treasury bills shall be the secondary market rate;

               (iv) "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

               (v) "Twenty Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).

4.   LIQUIDATION PREFERENCE.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of any Junior Stock, the holders of the shares of Series B Preferred Stock shall be entitled to receive $50.00 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series B Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Series B Preferred Stock and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, a consolidation or merger of the Corporation with or into one or more corporations shall not be deemed to be a liquidation, dissolution or winding up.

     (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series B Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Series B Preferred Stock as provided in this Section 4, but not prior thereto, any Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Series B Preferred Stock shall not be entitled to share therein.

5.   REDEMPTION.

     (a) The Series B Preferred Stock shall be redeemable, at the option of the Corporation, in whole or in part, at a redemption price of $50.00 per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

     (b) In the event the Corporation shall redeem shares of Series B Preferred Stock pursuant to Section 5(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price and the manner in which such redemption price is to be paid and delivered; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing funds for the payment of the redemption price), dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. The Corporation's obligation to provide funds in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation), having an office or agency in the City and County of San Francisco, State of California, having a capital and surplus of at least $50,000,000, or with any other such bank or trust company located in the continental United States as may be designated from time to time by the Corporation, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Series B Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid or released to the Corporation, after which the holder or holders of such shares of Series B Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

     Upon surrender in accordance with said notice of the certificates for any shares redeemed pursuant to Section 5(a) (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price. If less than all the outstanding shares of Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series B Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors in its sole discretion to be equitable.

     (d) In no event shall the Corporation redeem less than all the outstanding shares of Series B Preferred Stock pursuant to Section 5(a) unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series B Preferred Stock for all past Dividend Periods.

6.   SHARES TO BE RETIRED.
     All shares of Series B Preferred Stock redeemed or purchased by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred Stock.

7.   CONVERSION OR EXCHANGE.

     The holders of shares of Series B Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or any other series of any class or classes of capital stock (or any other security) of the Corporation.

8.   VOTING.

     (a) Except as hereinafter in this Section 8 expressly provided for and as otherwise from time to time required by the laws of the State of Delaware, the Series B Preferred Stock shall have no voting rights. Whenever, at any time or times, dividends payable on the Series B Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends on the Series B Preferred Stock at the time outstanding, whether or not consecutive, the holders of the outstanding Series B Preferred Stock shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Series B Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two (2) of the authorized number of members of the Board of Directors at the Corporation's next annual meeting of shareholders and at each subsequent annual meeting of shareholders. At elections for such directors, each holder of Series B Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity and having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them). The right of the holders of Series B Preferred Stock, voting separately as a class, to elect (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and having like voting rights) members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on the Series B Preferred Stock shall have been fully paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of the Series B Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the Series B Preferred Stock shall terminate immediately. Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause, and any vacancy thereby created may be filled, only by the affirmative vote of the holders of Series B Preferred

Stock voting separately as a class (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and having like voting rights). If the office of any director elected by the holders of Series B Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

     (b) So long as any shares of Series B Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with the Series B Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

               (i) the authorization, creation or issuance of a new class or series of shares having rights, preferences or privileges prior (as that term is defined in Section 8(d)) to the shares of the Series B Preferred Stock, or any increase in the number of authorized shares of any class or series having rights, preferences or privileges prior to the shares of Series B Preferred Stock; or

               (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation of the Corporation or of this resolution which would materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

     (d) Any class or classes of stock of the Corporation shall be deemed to rank:

               (i) prior to the Series B Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock; and on a parity with the Series B Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series B Preferred Stock, if the holders of such class of stock and of the Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Charles D. White, its Senior Vice President and Treasurer, and attested by Laurel A. Holschuh, its Secretary, whereby such Senior Vice President and Treasurer affirms, under penalties of perjury, that this Certificate of Designations is the act and deed of the Corporation and that the facts stated herein are true, this ___ day of __________, 1998.



                                        NORWEST CORPORATION



                                        By
                                          -----------------------------------
                                          Charles D. White
                                          Senior Vice President and Treasurer


Attest:


-----------------------------------
Laurel A. Holschuh
Secretary